Exhibit 5.1

LAW OFFICES OF RANDALL LANHAM
Randall Lanham, Esq
Admitted in California, only

November 12, 2025

Lottery.com Inc.

5049 Edwards Ranch Road, 4th Floor

Fort Worth, TX 76109

Re:	Lottery.com, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Lottery.com Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the issuance and sale of up to (1) $300,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; which may include the issuance by the Company of an aggregate of up to 110,000,000 shares of the Company’s common stock, par value $0.001 per share (“common stock”), and (2) the offer and resale from time to time by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of: (a) 1,000,000 shares of common stock issuable upon conversion of certain outstanding convertible notes and (b) 68,214 shares of common stock issuable upon exercise of the warrants issued in connection with the Stock Purchase Agreement (collectively the “Shares”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, the Registration Statement, specimen Common Stock certificates, certain Stock Purchase Agreements, the form of Convertible Notes and such other documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: the Shares have been duly authorized and, when sold and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus and the Agreements, shall be validly issued, fully paid and nonassessable.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

1816 Kimberly Lake Dr.,	Tel (949) 933-1964
Swansea, Illinois 62226	lanhamlaw@outlook.com

LAW OFFICES OF RANDALL LANHAM	Page 2 of 2

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

We hereby consent to the inclusion of this opinion as an exhibit to a Report on Form S-3 and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Best Regards,

/s/ Randall Lanham

Law Offices of Randall Lanham

1816 Kimberly Lake Dr.,	Tel (949) 933-1964
Swansea, Illinois 62226	lanhamlaw@outlook.com